UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hearst-Argyle Television, Inc. (Name of Registrant as Specified In Its Charter)

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888 Seventh Avenue New York, New York 10106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2004

To the Stockholders of Hearst-Argyle Television, Inc.:

The 2004 Annual Meeting of Stockholders of Hearst-Argyle Television, Inc., a Delaware corporation, will be held at the Metro-Goldwyn-Mayer screening theater, 1350 Avenue of the Americas, first floor, New York, New York 10019 on Wednesday, May 5, 2004, at 10:00 a.m., local time, for the following purposes:

(1) To elect one Series A Class I Director and five Series B Class I Directors to hold office for a term of two years or until their respective successors are elected and qualified;

(2) To consider and approve a Long Term Incentive Compensation Plan under which we may award various forms of incentive compensation to our officers and other key employees;

(3) To ratify the appointment of Deloitte & Touche LLP as our independent external auditors; and

(4) To transact such other business as may properly come before the meeting or its adjournment.

The close of business on March 31, 2004 has been fixed by our Board of Directors as the record date for the Annual Meeting. Only holders of record of our Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series B Preferred Stock on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date.

We will make available a list of stockholders as of the close of business on March 31, 2004, for inspection during normal business hours from April 23, 2004 through May 4, 2004, at the office of our Secretary. The list will also be available at the meeting.

A Proxy Statement, form of Proxy and copy of the Annual Report on our operations during the fiscal year ended December 31, 2003 accompany this notice.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, please vote, sign and date the form of Proxy and return it in the enclosed envelope. If you choose to attend the Annual Meeting, you may revoke your Proxy and vote in person if you so desire.

By Order of the Board of Directors,

/s/ David J. Barrett
David J. Barrett, President and Chief Executive Officer

April 12, 2004 New York, New York

888 Seventh Avenue New York, New York 10106

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2004

This Proxy Statement and accompanying Proxy are furnished to the stockholders of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company” or “we”), in connection with the solicitation by our Board of Directors of Proxies to be voted at our Annual Meeting of Stockholders to be held at the Metro-Goldwyn-Mayer screening theater, 1350 Avenue of the Americas, first floor, New York, New York 10019 on Wednesday, May 5, 2004, at 10:00 a.m., local time, or at any adjournment thereof. This Proxy Statement is being mailed to stockholders on or about April 12, 2004. References herein to “we” or to the “Company” include our subsidiaries, unless the context otherwise requires.

ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, as follows:

(1) Election of one Series A Class I Director and five Series B Class I Directors (the “Election of Directors Proposal”);

(2) Approval of a Long Term Incentive Compensation Plan (the “Incentive Compensation Plan Proposal”);

(3) Ratification of Deloitte & Touche LLP as our independent external auditors (the “Independent Auditors Ratification Proposal”); and

(4) At the discretion of the persons named as Proxies in the enclosed form of Proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS PROPOSAL, FOR THE INCENTIVE COMPENSATION PLAN PROPOSAL AND FOR THE INDEPENDENT AUDITORS RATIFICATION PROPOSAL.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Series A Common Stock, Series B Common Stock (together with the Series A Common Stock, the “Common Stock”), Series A Preferred Stock and Series B Preferred Stock (together with the Series A Preferred Stock, the “Preferred Stock”) at the close of business on Wednesday, March 31, 2004, the Record Date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements of the Annual Meeting. On the Record Date, there were 93,020,903 shares of Common Stock (consisting of 51,722,255 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock) held by approximately 689 stockholders of record, outstanding and entitled to vote at the Annual Meeting and there were 16,719 shares of Preferred Stock (consisting of 5,781 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock) held by four stockholders of record, outstanding and entitled to vote at the Annual Meeting.

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What constitutes a quorum for purposes of the Annual Meeting?

Except with respect to the election of directors, the presence, in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of all of the classes of our capital stock is necessary to constitute a quorum at the meeting, provided that a quorum cannot consist of less than one-third of the outstanding shares of all of the classes of our capital stock. With respect to the election of the Series A Director, the presence in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Series A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock is necessary to constitute a quorum, provided that a quorum cannot consist of less than one-third of the outstanding shares of all of the classes of our capital stock. With respect to the election of the Series B Directors, the presence, in person or by proxy, of Hearst Broadcasting, Inc., a Delaware corporation (“Hearst Broadcasting”), as the sole holder of 100% of the outstanding shares of Series B Common Stock, is necessary to constitute a quorum. Hearst Broadcasting is a wholly-owned subsidiary of Hearst Holdings, Inc., a Delaware corporation (“Hearst Holdings”), which is a wholly-owned subsidiary of The Hearst Corporation, a Delaware corporation (“Hearst”).

Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How do I vote?

All shares of Common Stock and Preferred Stock represented by properly executed Proxies received prior to or at the Annual Meeting and not properly revoked will be voted in accordance with the instructions indicated in such Proxies. If no instructions are indicated on a properly executed and returned Proxy, the Proxy will be voted “FOR” the Election of Directors Proposal, “FOR” the Incentive Compensation Plan Proposal and “FOR” the Independent Auditors Ratification Proposal.

What are the voting rights of the holders of our stock?

The holders of Series A Common Stock will be entitled to one vote per share of Series A Common Stock. The holders of Series B Common Stock will be entitled to one vote per share of Series B Common Stock. The holders of Series A Preferred Stock will be entitled to the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such shares of Series A Preferred Stock are convertible as of the Record Date for the Annual Meeting (39 shares of Series A Common Stock for the 2004 Annual Meeting). The holders of the Series B Preferred Stock will be entitled the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such shares of Series B Preferred Stock are convertible as of the last day of the month immediately preceding the Record Date for the Annual Meeting (38 shares of Series A Common Stock for the 2004 Annual Meeting). The holders of Series A Common Stock and Series B Common Stock vote together as a single class on all matters, except with respect to (i) the election of directors; (ii) any amendments to our Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely; and (iii) such other matters as require class votes under the Delaware General Corporation Law or our Amended and Restated Certificate of Incorporation. In addition, the holders of Preferred Stock are entitled to vote on all matters submitted to a vote of holders of Series A Common Stock, with the holders of Series A Preferred Stock and Series B Preferred Stock voting as a single class with the holders of Series A Common Stock. Cumulative voting is not permitted in the election of directors.

What vote is required to approve each item?

With respect to the Election of Directors Proposal, only holders of the Series A Common Stock, Series A Preferred Stock (voting as a single class with the Series A Common Stock) and Series B Preferred Stock (voting as a single class with the Series A Common Stock) will be entitled to vote on the nominee for Series A Director, and only Hearst Broadcasting, as the holder of 100% of the outstanding Series B Common Stock, will be entitled to vote on the nominees for Series B Directors. The affirmative vote of a plurality of votes cast by holders of Series

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A Common Stock, Series A Preferred Stock and Series B Preferred Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series A Director. The affirmative vote of a plurality of the votes cast by the holder of Series B Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series B Directors.

The Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal require the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series B Preferred Stock, represented in person or by Proxy at the Annual Meeting and voting together as a single class.

Hearst Broadcasting, which held 19,328,629 shares of our Series A Common Stock and 41,298,648 shares of our Series B Common Stock (representing approximately 65.2% of the outstanding voting power of the Common Stock and 64.7% of the outstanding voting power of our capital stock) as of the Record Date, has notified us that it intends to vote in favor of the Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal. Hearst Broadcasting has sufficient voting power to approve these proposals, and if Hearst Broadcasting votes in favor of the proposals as it has indicated, the Incentive Compensation Plan Proposal and Independent Auditors Ratification Proposal will be approved.

With respect to the approval of the Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal, abstentions will be counted for determining the total number of votes cast with respect to the proposals and thus will be counted as a vote “AGAINST” those proposals. Since a plurality of the votes cast is required for the election of directors, with respect to the Election of Directors Proposal, abstentions will not be counted. Broker non-votes will not be counted in determining the total number of votes cast with respect to any of the proposals and will be, therefore, counted neither as a vote “FOR” nor “AGAINST” the proposals.

Can I vote at the Annual Meeting in person and can I change my vote after I return my Proxy?

You may attend the Annual Meeting and vote in person. You may revoke a Proxy at any time prior to its use by delivering to our Secretary a signed notice of revocation or a later dated signed Proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in itself constitute the revocation of a Proxy.

What are the Board’s recommendations?

Unless contrary instructions are given on the Proxy, the persons named as proxy holders on the Proxy will vote in accordance with the recommendations of our Board of Directors. Our Board’s recommendations are noted above and are also set forth following the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of the Series A director nominee and the five Series B director nominees listed under “Election of Directors Proposal” in this Proxy Statement to serve as Class I directors for a two-year term;
•	FOR the approval of the Incentive Compensation Plan Proposal set forth in this Proxy Statement under “Incentive Compensation Plan Proposal”; and
•	FOR the Independent Auditors Ratification set forth in this Proxy Statement under “Independent Auditors Ratification Proposal.”

We do not expect that any matter not referred to in this Proxy Statement will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and any adjournments or postponements thereof, the persons named in the Proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy as Proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting, including postponement or adjournment for the purpose of soliciting additional votes.

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Who will bear the cost of soliciting Proxies?

We will bear the Proxy solicitation costs. In addition to solicitation by mail, Proxies may be solicited in person by our directors, officers and employees without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and, upon request, we will reimburse them for their reasonable expenses in so doing.

ELECTION OF DIRECTORS PROPOSAL

Board of Directors

Our Amended and Restated Certificate of Incorporation provides for classified directors and staggered director terms. Currently, our Board of Directors consists of 13 members. The holders of Series A Common Stock and the holders of the Preferred Stock voting with the holders of the Series A Common Stock as a single class elect two directors (the “Series A Directors”) and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors (the “Series B Directors”). The Board of Directors is divided into two classes, Class I and Class II, with one Series A Director in each class. The following table lists the name, age, class and series designation for each director:

Name	Age	Director Class Designation	Director Series Designation
David J. Barrett	55	II	B
Frank A. Bennack, Jr	71	I	B
John G. Conomikes	71	I	B
Ken J. Elkins	66	II	B
Victor F. Ganzi	57	II	B
George R. Hearst, Jr	76	I	B
William Randolph Hearst III	54	II	B
Bob Marbut	68	I	B
Gilbert C. Maurer	75	I	B
Michael E. Pulitzer	74	II	B
David Pulver	62	II	A
Virginia H. Randt	54	II	B
Caroline L. Williams	57	I	A

Each director serves for a term ending on the second annual meeting date following the annual meeting at which that director was elected. Each current Class II director will hold office until the 2005 Annual Meeting. Accordingly, at the 2004 Annual Meeting:

(i) the holders of the Series A Common Stock (and the holders of the Series A Preferred Stock and the Series B Preferred Stock voting together as a single class with the holders of the Series A Common Stock) will elect one Series A Class I Director to hold office until the earlier of our annual meeting of stockholders in 2006 or until his or her successor is duly elected and qualified; and

(ii) Hearst Broadcasting, as the sole holder of our Series B Common Stock, will elect the remaining five Series B Class I Directors to hold office until the earlier of our annual meeting of stockholders in 2006 or until their respective successors are duly elected and qualified.

Set forth below are the nominees for the Series A Class I Director and the Series B Class I Directors. In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other person as our Board of Directors may recommend.

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Nominee for Series A Class I Director (To be elected by the holders of the Series A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock voting together as a single class):

Caroline L. Williams has been one of our Directors since 1994. Since May 2001, Ms. Williams has served as Chief Financial and Investment Officer of The Nathan Cummings Foundation. Ms. Williams served as President of Grey Seal Capital, an investment and consulting firm from October 1997 through May 2001. From July 1992 through September 1993, Ms. Williams served as the Vice President, Program Support of TechnoServe, a non-profit organization providing business, management and technical assistance to community-based enterprises in Latin America and Africa.

In connection with Hearst’s contribution of its broadcast group to Argyle Television, Inc. (which was thereafter renamed “Hearst-Argyle Television, Inc.”) on August 29, 1997 (the “Hearst Transaction”), Hearst agreed that, in any election of directors and for as long as it held any shares of Series B Common Stock, it would vote any shares of Series A Common Stock that it owned only in the same proportion as the shares of Series A Common Stock not held by Hearst are so voted. Hearst, through its indirect ownership of Hearst Broadcasting, owns 19,328,629 shares of Series A Common Stock as of the Record Date, which represents approximately 37.4% of the outstanding voting power of the Series A Common Stock and Preferred Stock.

Your directors recommend a vote FOR the election of the Series A Director nominee.

Nominees for Series B Class I Directors (To be elected by Hearst Broadcasting as the sole holder of the Series B Common Stock):

Frank A. Bennack, Jr. has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. In December 2002, Mr. Bennack was designated to serve as a presiding director of periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. Mr. Bennack served as President and Chief Executive Officer of Hearst from January 1979 through May 2002. Since June 1, 2002, Mr. Bennack has served as Vice Chairman of Hearst’s Board of Directors and Chairman of Hearst’s Executive Committee. He is also a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation. Mr. Bennack is also a Director of J.P. Morgan Chase & Co., Wyeth and Polo Ralph Lauren Corporation.

John G. Conomikes has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Conomikes also served as our President and Co-Chief Executive Officer from August 1997 to June 1999. Prior to this time, he served as a Vice President of Hearst and the General Manager of Hearst’s broadcast group since March 1983. From January 1981 to March 1983, Mr. Conomikes served as Hearst’s General Manager of Television and from February 1970 to January 1981, served as Vice President and General Manager of WTAE in Pittsburgh, Pennsylvania. Mr. Conomikes joined Hearst in 1959 at WTAE where he served in various positions before assuming the Vice President and General Manager positions at the station. Mr. Conomikes is also a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

George R. Hearst, Jr. has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst has served as the Chairman of the Board of Directors of Hearst since March 1996. From April 1977 to March 1996, Mr. Hearst served as a Vice President of Hearst and headed its real estate activities. He is also a Trustee of the Trust established under the Will of William Randolph Hearst, a Director of the William Randolph Hearst Foundation and the President and a Director of The Hearst Foundation. Mr. Hearst is a cousin of William Randolph Hearst III and Virginia Hearst Randt.

Bob Marbut served as Chairman of our Board of Directors from August 29, 1997 through December 31, 2002 and has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Marbut currently serves as Chairman of the Board of Directors and Chief Executive Officer of SecTec Global, Inc., a company that markets electronic security systems. Mr. Marbut served as our Co-Chief Executive Officer

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from August 29, 1997 through December 31, 2000 and as Chairman of the Board of Directors, Chief Executive Officer and one of our Directors from August 1994 until August 29, 1997. Mr. Marbut is also a Director of Tupperware Corporation and Valero Energy Corporation.

Gilbert C. Maurer has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Maurer served as Chief Operating Officer of Hearst from March 1990 until December 1998 and as Executive Vice President of Hearst from June 1985 until December 1998. Mr. Maurer currently is serving as a consultant to Hearst. Mr. Maurer is a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

Your directors recommend a vote FOR the election of the Series B Director nominees.

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INCENTIVE COMPENSATION PLAN PROPOSAL

Our Board has approved the Hearst-Argyle Television, Inc. 2004 Long Term Incentive Compensation Plan (the “2004 Incentive Plan”) and is recommending the 2004 Incentive Plan for approval.

The terms of the 2004 Incentive Plan are substantially similar to the terms of our current Amended and Restated 1997 Stock Option Plan except that the proposed 2004 Incentive Plan would permit the granting of restricted stock. The following is a summary of certain material features of the 2004 Incentive Plan and is qualified in its entirety by reference to the full text of the 2004 Incentive Plan, which is set forth in the attached Appendix I. The effective date of the 2004 Incentive Plan is April 1, 2004, subject to approval by the stockholders. Effective upon stockholder approval of the 2004 Incentive Plan, our Board has terminated the Amended and Restated 1997 Stock Option Plan with respect to the authorization to make any further awards under that Plan.

General

The purposes of the 2004 Incentive Plan are (i) to attract and retain the most talented available individuals as our key employees and non-employee directors and (ii) by providing equity based incentives, to encourage those key employees and non-employee directors to contribute their maximum efforts to the success of our business, thereby serving our best interests and the best interests of our stockholders. Under the plan, the Board may award various forms of incentive compensation, including incentive stock options, non-qualified stock options and restricted stock, to executive officers (approximately five persons), non-employee directors (approximately seven persons) and other select employees (approximately 249 persons) of the Company and its subsidiaries. Incentive stock options may be awarded only to employees. The Board can delegate its authority under the 2004 Incentive Plan to the Compensation Committee of the Board (or a subcommittee thereof).

The 2004 Incentive Plan provides for the grant of a maximum of 3,600,000 shares of Series A Common Stock, of which no more than 500,000 shares may be subject to awards of Restricted Stock. The maximum aggregate number of shares of Common Stock that may be subject to Stock Options or that may be Restricted Stock awards granted to a participant under the 2004 Incentive Plan in any one year will not exceed 500,000 shares and 165,000 shares, respectively.

Stock Options

Our Board will determine the number of shares of Series A Common Stock subject to Stock Options to be granted to each participant. Generally, Stock Options granted under the 2004 Incentive Plan will provide for the purchase of Series A Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. Each Stock Option will be exercisable after the periods specified in the applicable option agreement, but no Stock Option will be exercisable after the expiration of 10 years from the date of grant. Each grant will specify the required periods of continuous service by the participant with the Company or any subsidiary and/or the performance criteria to be achieved before the Stock Options will become exercisable, and any grant may provide for the earlier exercise of the Stock Option in the event of a Change of Control (as defined in the 2004 Incentive Plan) of the Company or other similar transaction or event.

The 2004 Incentive Plan also provides for the annual award of non-qualified options covering a fixed number of shares of Series A Common Stock to each of our non-employee directors (as defined in the 2004 Incentive Plan) for each year that he or she continues to serve as a director (see “Director Compensation”).

Restricted Stock

Our Board may issue awards of Restricted Stock to participants in the 2004 Incentive Plan, which will be subject to vesting periods and may be subject to performance-based criteria based upon: (1) a percentage of the consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation or amortization (“EBITDA”) of the Company and its subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries or divisions of the Company, (2) changes (or the absence of changes) in the market price of the Company’s common stock or (3) the extent to which the Company and its subsidiaries, particular subsidiaries, divisions or other business units, or particular employees achieve targeted revenues, earnings, costs, broadcast

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cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment. Targets may be in absolute amounts or relative to the performance of other companies or of an index. Performance targets may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year. Notwithstanding the foregoing, restricted stock can be granted on bases other than those set forth above in the case of any restricted stock for which an exception from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is not being sought.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2004 Incentive Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Incentive Stock Options. Subject to the effect of the alternative minimum tax, discussed below, an optionee generally does not recognize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares so acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will not be allowed any deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the incentive stock option or within one year from the date of exercise (an “Early Disposition”), the optionee will recognize ordinary income at the time of such Early Disposition of an amount equal to the excess, if any, of the lesser of (i) the amount realized on the Early Disposition or (ii) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is included in the optionee’s alternative minimum taxable income for purposes of determining alternative minimum tax.

Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize ordinary income at the time of the grant of the non-qualified option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the non-qualified option and the amount of cash paid for the stock.

As a result of the optionee’s exercise of a non-qualified stock option, the Company generally will be entitled to deduct as compensation an amount equal to the amount of ordinary income recognized by the optionee. The Company’s deduction will be taken in the taxable year in which the option is exercised.

Restricted Stock. Generally, a participant will not be taxed on an award of Restricted Stock until the award becomes nonforfeitable or certain other restrictions lapse, unless the participant makes an election under Section 83(b) of the Code.

If the participant makes a valid election under Section 83(b), the participant will recognize ordinary income, and the Company will be entitled to a deduction, of an amount equal to the ordinary income recognized by the participant upon the grant. The participant will generally recognize capital gain on any future appreciation upon a sale of such shares.

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If a participant does not make an election under Section 83(b), on the date on which applicable restrictions lapse the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date such restrictions lapse over (ii) the purchase price (if any) paid for the shares, and the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. The amount recognized as income by the participant, whether in connection with an election under Section 83(b) or at the time of vesting, will be subject to the participant’s ordinary income tax rate, and will also be subject to all applicable tax withholdings requirements.

Limitation on Deduction. Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million. Under regulations issued by the Internal Revenue Service, an employee is a covered employee if his compensation is required to be reported under Securities and Exchange Commission (“SEC”) disclosure rules and he is employed as of the last day of the taxable year. Generally, compensation arising from stock options or restricted stock that is awarded by a committee comprised of non-employee directors is considered “qualified performance-based compensation” and exempt from the $1 million limit if the stockholders approve the terms of a the relevant plan specifying the maximum number of shares that may be awarded to any participant over a specific time period and, (i) in the case of stock options, the option exercise price is no less than the fair market value on the date of grant and (ii) in the case or Restricted Stock, the awards are subject to appropriate performance criteria the achievement of which is certified by such committee. The $1 million limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the “Change of Control” provisions set forth above.

Amendment and Termination

Our Board has the authority to amend or terminate the 2004 Incentive Plan at any time, except that no amendment will be effective if it adversely affects the rights of the holder of any outstanding Stock Option or Restricted Stock without the written consent of the holder affected and an amendment will also be subject to stockholder approval if required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Code (including Section 162(m)) or the rules of any applicable securities exchange or national market system. The 2004 Incentive Plan may from time to time be amended to satisfy or otherwise conform to the conditions, requirements and provisions set forth in Rule 16b-3. Unless earlier terminated, the 2004 Incentive Plan will automatically terminate on April 1, 2014.

On March 31, 2004, the closing price of our Series A Common Stock on the New York Stock Exchange was $26.89 per share.

No compensation has been awarded under the 2004 Incentive Plan. The amounts that will be awarded to our Chief Executive Officer and our other three most highly compensated executive officers pursuant to the 2004 Incentive Plan are not currently determinable. The amounts that would have been awarded pursuant to the 2004 Incentive Plan if it had been in effect during 2003 would have been the same as those awarded pursuant to the Amended and Restated 1997 Stock Option Plan. See “Executive Compensation and other Matters - Option Grants in Last Fiscal Year.”

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Equity Compensation Plans

The following table is included to summarize information concerning our equity compensation plans as of December 31, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise sprice of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,424,472	(1)	$22.71	5,137,607	(2)

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	7,424,472		$22.71	5,137,607

(1)	Includes shares of Series A Common Stock to be issued upon exercise of stock options granted under our Amended and Restated 1997 Stock Option Plan.
(2)	Includes 613,338 shares of Series A Common Stock available for future stock options granted under the Amended and Restated 1997 Stock Option Plan and 4,524,269 shares of Series A Common Stock reserved for future issuance under our Employee Stock Purchase Plan.

Hearst Broadcasting, which held approximately 65.2% of the outstanding voting power of our Common Stock and 64.7% of the outstanding voting power of our capital stock as of the Record Date, has notified us that it intends to vote in favor of the Incentive Compensation Plan Proposal. Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Incentive Compensation Plan Proposal will be approved.

Your directors recommend a vote FOR the Incentive Compensation Plan Proposal.

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INDEPENDENT AUDITORS RATIFICATION PROPOSAL

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to serve as our independent auditors for the year 2004, and the Board of Directors recommends that shareholders ratify that appointment at the Annual Meeting.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

Hearst Broadcasting, which held approximately 65.2% of the outstanding voting power of our Common Stock and 64.7% of the outstanding voting power of our capital stock as of the Record Date, has notified us that it intends to vote in favor of the Independent Auditors Ratification Proposal. Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Independent Auditors Ratification Proposal will be approved.

Your directors recommend a vote FOR the Independent Auditors Ratification Proposal.

BOARD OF DIRECTORS—GENERAL INFORMATION

Directors Continuing in Office

Series B Class II Directors (Term expires in 2005):

David J. Barrett has served as our Chief Executive Officer since January 1, 2001, as our President since June 1999 and as a Director since August 29, 1997. Mr. Barrett served as Co-Chief Executive Officer from June 1999 to December 31, 2000. Prior to his appointment as President and Co-Chief Executive Officer, he served as our Executive Vice President and Chief Operating Officer beginning on August 29, 1997. Prior to this time, he served as a Vice President of Hearst and Deputy General Manager of Hearst’s broadcast group since January 1991. Mr. Barrett served as General Manager of the WBAL Division of Hearst in Baltimore, Maryland from November 1989 to January 1991. He joined Hearst in 1984 as General Manager of Hearst’s radio properties and continued in that position until 1989. Mr. Barrett is a member of Hearst’s Board of Directors.

Ken J. Elkins has served as one of our Directors since the consummation of the merger of Pulitzer Publishing Company (“Pulitzer”) with and into the Company (the “Pulitzer Merger”) on March 18, 1999. Mr. Elkins currently serves as a Director of Pulitzer Inc., the successor entity to Pulitzer’s newspaper operations. Prior to the Pulitzer Merger, Mr. Elkins served as Senior Vice President—Broadcasting Operations and Director of Pulitzer and President and Chief Executive Officer of Pulitzer Broadcasting Company. In addition, he served as Vice President—Broadcast Operations from April 1984 through March 1986 and prior to that time served as a general manager of certain of Pulitzer’s television stations. Mr. Elkins was initially nominated by our Board of Directors and appointed to serve as a Director in 1999 in accordance with a Board Representation Agreement, dated May 25, 1998 (the “Board Representation Agreement”), by and among the Company, Hearst Broadcasting and Emily Rauh Pulitzer, Michael E. Pulitzer and David E. Moore (collectively, the “Pulitzer Parties”), pursuant to which we agreed to cause the nomination for election to our Board of Directors of two individuals designated by the Pulitzer Parties. The Board Representation Agreement is no longer in effect.

Victor F. Ganzi has served as Chairman of our Board of Directors since January 1, 2003 and as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Since June 1, 2002, Mr. Ganzi has served as President and Chief Executive Officer of Hearst. Mr. Ganzi served as Executive Vice President and as Chief Operating Officer of Hearst from March 1997 through May 2002. He is also a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation. Mr. Ganzi is also a director of Gentiva Health Services, Inc.

William Randolph Hearst III has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst is a partner in the Menlo Park, California venture capital firm of Kleiner, Perkins, Caufield and Byers, which he joined in January 1995. From October 1984 to December 1995, Mr. Hearst served as Publisher of the San Francisco Examiner newspaper, then owned by Hearst. Mr. Hearst is a

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member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst, President and Director of the William Randolph Hearst Foundation and Vice President and a Director of The Hearst Foundation. Mr. Hearst is also a Director of Juniper Networks Inc. Mr. Hearst is a cousin of George R. Hearst, Jr. and Virginia Hearst Randt.

Michael E. Pulitzer has served as one of our Directors since the consummation of the Pulitzer Merger on March 18, 1999. Since June 1, 2001, Mr. Pulitzer has served as the non-executive Chairman of the Board of Pulitzer Inc., the successor company to Pulitzer’s newspaper operations. Between March 18, 1999 and May 31, 2001, he served as the executive Chairman of the Board of Pulitzer Inc. Prior to the consummation of the Pulitzer Merger, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer. He also served as Vice Chairman of the Board of Pulitzer from April 1984 through March 1986 and as President and Chief Operating Officer of Pulitzer from April 1979 through March 1984. Mr. Pulitzer was initially nominated by our Board of Directors and appointed to serve as a Director in 1999 in accordance with the Board Representation Agreement, pursuant to which we agreed to cause the nomination for election to our Board of Directors of two individuals designated by the Pulitzer Parties. The Board Representation Agreement is no longer in effect.

Virginia H. Randt has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Ms. Randt has served as a Director of Hearst since September 1990 and in 2001 became a Trustee of the Trust established under the Will of William Randolph Hearst. She is a cousin of George R. Hearst, Jr. and William Randolph Hearst III.

Series A Class II Director (Term expires in 2005):

David Pulver has served as our Director since December 1994. Since 1982, Mr. Pulver has been President of Cornerstone Capital Inc., a private investment company that is involved in a wide range of investments, including public securities, private equity, venture capital and real estate. Since 1999, Mr. Pulver has been a member of the Advisory Board of FLAG Venture Management, a venture capital/private equity fund of funds. Since 2002, Mr. Pulver has served as Chairman of Colby College’s Investment Committee and as a director and Chairman of the Audit Committee of Carter’s Inc., a New York Stock Exchange (“NYSE”) listed company. Mr. Pulver served as Co-CEO and Chairman of The Children’s Place from 1968 to 1984.

Information Regarding the Board of Directors and its Committees

Our Board of Directors held a total of four meetings in 2003. Each director attended (either in person or by telephone) every meeting held by the Board of Directors and each director attended at least 75% of the total number of meetings held by all Board committees on which he or she served. Members of our Board are also invited and encouraged to attend our annual meeting of stockholders. Ten of our 13 Board members attended last year’s annual meeting.

Our Board of Directors has a standing Audit Committee, Compensation Committee and an Executive Committee. Because Hearst Broadcasting controls a majority of our voting stock, we qualify as a “controlled company” under NYSE listing standards. As a controlled company, we are not subject to the NYSE listing standards which otherwise regulate the composition of listed company boards and compensation committees. As a controlled company, we also are exempt from the NYSE listing requirement to have, and we do not have, a standing nominating committee.

Audit Committee. The Audit Committee consists of Ken J. Elkins, David Pulver and Caroline L. Williams. The Board has determined that all members of the Audit Committee are independent and financially literate, as those terms are defined in the NYSE listed company manual. Our Board has determined that David Pulver, Chair of the Audit Committee, qualifies as an audit committee financial expert as defined in SEC Regulation S-K (see “Directors Continuing in Office” above for a description of David Pulver’s relevant experience).

The Audit Committee retains the independent auditors to audit our financial statements (subject to stockholder ratification) and consults with our independent auditors and with personnel from the internal financial staff with respect to corporate accounting, reporting and internal control practices. The Board of Directors has determined that each member of the Audit Committee is independent in accordance with NYSE listing standards.

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The Audit Committee met nine times during 2003. The Board of Directors has revised the written charter for the Audit Committee, which is set forth in the attached Appendix II and is available on our Web site at www.hearstargyle.com.

Compensation Committee. The Compensation Committee consists of Frank A. Bennack, Jr., Victor F. Ganzi, Michael E. Pulitzer, David Pulver and Caroline L. Williams. Ms. Williams serves as Chair of the Compensation Committee. The Compensation Committee reviews and approves salary and bonus levels for executive officers and total compensation for our senior executive officers. The Compensation Committee also has the power to recommend to the Board (and in limited circumstances to make) stock option awards to participants in our stock option plans. The Compensation Committee met five times during 2003. Our Compensation Committee Charter is available on our Web site at www.hearstargyle.com.

Executive Committee. The Executive Committee consists of David J. Barrett, Frank A. Bennack, Jr., John G. Conomikes, Victor F. Ganzi, George R. Hearst, Jr., Bob Marbut and David Pulver. Mr. Conomikes serves as Chair of the Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of our Board of Directors in the direction and management of the business and affairs of the Company. The Executive Committee did not meet during 2003.

Non-Management and Independent Directors Meetings. Our non-management directors meet in regular executive sessions, and our independent directors meet at least once a year. Frank A. Bennack, Jr. serves as the presiding director over executive sessions of the non-management members of our Board of Directors. The presiding director also addresses matters related to our corporate governance. Any shareholder, employee or other interested person wishing to express concerns to the non-management directors on our Board about (a) our operations, (b) our financial reporting or (c) any other matter related to us, may submit information that describes his or her concerns by mail to Presiding Director, Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106, or by phoning us at our ReportLine discussed below.

Director Qualification Standards and Nomination Process. Because we are a controlled company as defined by NYSE listing standards, we are not required to have, and do not have, a standing nominating committee. Our Amended and Restated Certificate of Incorporation provides for classified directors — the holders of Series A Common Stock and the holders of the Preferred Stock voting with the holders of the Series A Common Stock as a single class elect the two Series A Directors and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors, who are designated as the Series B Directors. The Board selects nominees to be considered for election in accordance with our Corporate Governance Guidelines, which are available on our Web site at www.hearstargyle.com.

While we have relied primarily on recommendations from management and members of our Board to identify director nominee candidates, our Board will also consider any candidate who is timely recommended by a stockholder as a nominee to serve as a Series A Director. Stockholders wishing to suggest a candidate for director nomination for the 2005 annual meeting should mail their suggestions to Secretary, Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106. Suggestions must be received by the Secretary no later than December 14, 2004. The manner in which our Board evaluates director nominee candidates suggested by stockholders will not differ from the manner in which they evaluate candidates recommended by other sources.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The Code of Business Conduct and Ethics is available on our Web site at www.hearstargyle.com. You may also request a copy of our Code of Business Conduct and Ethics by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.

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Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that set the framework within which the Board and management fulfill their respective responsibilities. The Corporate Governance Guidelines are available on our Web site at www.hearstargyle.com. You may also request a copy of our Corporate Governance Guidelines by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.

ReportLine

If you become aware of a possible violation of our Code of Business Conduct and Ethics, or if you would like to communicate any other concern to us, you may call our company ReportLine at 1-800-450-4209. You may choose to direct your concerns to the Board, to the non-management members of the Board, or to the Audit Committee. All communications that we receive from our ReportLine will be kept confidential, and anonymous calls will be accepted. Information about our ReportLine is also available on our Web site at www.hearstargyle.com.

Independent Auditors Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, (collectively, the “Deloitte Entities”) audited our annual consolidated financial statements for the year ended December 31, 2003 and reviewed our interim financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2003. We expect representatives of the Deloitte Entities to be present at the Annual Meeting of Stockholders to answer questions. We will give them the opportunity to make a statement if they wish to do so.

Audit and Other Fees

The fees billed by the Deloitte Entities for various types of professional services and related expenses during the years ended December 31, 2003 and December 31, 2002 were approximately as follows:

Type of Service	Fees for the year ended December 31, 2003	Fees for the year ended December 31, 2002
Audit	$1,032,000	$ 801,000
Audit-Related	$ 197,000	$ 602,000
Tax	—	—
All Other	—	—

Audit fees in 2003 and 2002 consisted of fees for the audit of the annual consolidated financial statements, reviews of the statements included in our quarterly reports on Form 10-Q, consents and other services related to SEC matters.

Fees for audit-related services in 2003 consisted of the audits of our employee benefit plans, consultation concerning financial accounting and reporting standards, Sarbanes-Oxley Act Section 404 advisory services and the stand-alone audit of Hearst-Argyle Capital Trust, our wholly-owned unconsolidated subsidiary (the “Trust”). Fees for audit-related services in 2002 consisted of the audits of our employee benefit plans, consultation concerning financial accounting and reporting standards and the stand alone audits of the Trust and a managed television station.

In 2003 and 2002, there were no fees paid to the Deloitte Entities for tax or other services.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services and permitted non-audit services provided to us or our subsidiaries by our independent auditors.

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The Audit Committee has determined that the provision of audit services for the employee benefit plans, consultation on financial accounting and reporting standards, Sarbanes-Oxley Act Section 404 advisory services and the stand-alone audit of the Trust during the year ended December 31, 2003 was compatible with the maintenance of the independence of the Deloitte Entities. For the year ended December 31, 2003, the Audit Committee pre-approved all services rendered by the Deloitte Entities.

The Audit Committee will select the firm that audits our financial statements (subject to stockholder ratification) and will determine the compensation of that firm.

Director Compensation

Our directors who are also our employees or consultants receive no compensation for their service as directors. In addition, Messrs. Bennack, Conomikes, Ganzi, Maurer and George R. Hearst, Jr. have waived compensation for service as directors. For the year ended December 31, 2003, the directors who were compensated for their service (Ms. Randt and Ms. Williams and Messrs. Elkins, Marbut, Pulitzer, Pulver and William Randolph Hearst III) were paid a Board fee of $36,000 annually, a fee of $6,000 annually for each committee on which he or she served, a fee of $20,000 annually for service as a committee chair, a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. The directors who were compensated for their service also received automatic annual stock option grants of 5,000 options (and an additional 2,500 options if serving as a committee chair) under the terms of our Amended and Restated 1997 Stock Option Plan. In addition, David Pulver and Caroline L. Williams participate in our health benefits program.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003, the Compensation Committee consisted of Frank A. Bennack, Jr., Victor F. Ganzi, Michael E. Pulitzer, David Pulver and Caroline L. Williams. Mr. Bennack serves as Vice Chairman of Hearst’s Board of Directors and as a Director of J.P. Morgan Chase & Co. (“Chase”). Mr. Ganzi is President and Chief Executive Officer of Hearst. Upon consummation of the Hearst Transaction, we entered into a series of agreements with Hearst. Chase is one of the lead banks under our $500 million credit facility. See “Certain Relationships and Related Transactions.” Mr. Barrett, our President and Chief Executive Officer, is a Director of Hearst, but is not a member of Hearst’s compensation committee. Prior to consummation of the Pulitzer Merger, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers as of December 31, 2003, are as follows:

Name	Age	Position
David J. Barrett*	55	President and Chief Executive Officer
Harry T. Hawks	50	Executive Vice President and Chief Financial Officer
Terry Mackin	47	Executive Vice President
Philip M. Stolz	56	Senior Vice President

*	Member of the Board of Directors. See “Board of Directors—General Information; Directors Continuing in Office” for additional information.

Harry T. Hawks has served as our Executive Vice President and Chief Financial Officer since February 2000 and as our Senior Vice President and Chief Financial Officer from the consummation of the Hearst Transaction on August 29, 1997 until February 2000. Prior to this time and since August 1994, he served as our Chief Financial Officer and Treasurer. Mr. Hawks served as Vice President—Finance of Argyle Television Holding, Inc. (a television company unrelated to our present business) from March 1993 until June 1993 and from June 1993 to April 1995 he served as its Chief Financial Officer. Prior to joining Argyle Television Holding, Inc., Mr. Hawks co-founded Cumberland Capital Corporation, a merchant banking firm, where he served as President and as a Director from 1989 until 1992.

Terry Mackin has served as our Executive Vice President since May 1999. Prior to his appointment as Executive Vice President, Mr. Mackin served as President and Chief Operating Officer of StoryFirst Communications, Inc. from January 1997 to May 1999, where he was responsible for the design and management

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of several rapidly growing Eastern European media properties, including two essential television networks, eight radio stations and eight television stations in Russia and the Ukraine. Prior to joining StoryFirst, Mr. Mackin served as Executive Vice President and Chief Operating Officer of Ellis Communications from July 1994 to September 1996.

Philip M. Stolz has served as our Senior Vice President since December 1998. Prior to his appointment as Senior Vice President, Mr. Stolz served as President and General Manager of WBAL-TV, our television station in Baltimore, Maryland. Mr. Stolz joined WBAL-TV in 1991 as Vice President and General Manager.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth certain information for the fiscal years ended December 31, 2003, 2002 and 2001 about our Chief Executive Officer and our other three executive officers who were executive officers as of December 31, 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		All Other Compensation ($)(2)
David J. Barrett	2003	900,000	150,000	48,117	117,000	6,000
President, Chief Executive	2002	767,500	667,330	38,500	117,000	6,000
Officer and Director	2001	732,500	120,000	34,064	117,000	5,100

Harry T. Hawks	2003	470,000	100,000	39,587	50,000	6,000
Executive Vice President
and	2002	435,000	319,725	55,642	50,000	5,500
Chief Financial Officer	2001	420,000	67,725	29,760	40,000	5,100

Terry Mackin	2003	635,000	231,240	35,826	40,000	5,000
Executive Vice President	2002	615,000	446,259	32,456	40,000	5,000
	2001	600,000	120,000	26,739	40,000	4,250

Philip M. Stolz	2003	465,000	100,000	32,108	40,000	6,000
Senior Vice President	2002	430,000	310,406	26,075	40,000	6,000
	2001	415,000	66,140	14,399	35,000	5,100

(1)	Amounts in this column consist of the following: (i) dollar values of perquisites consisting of premiums for life insurance and executive medical plans, automobile allowances, tax preparation expense reimbursements, club membership reimbursements, and (ii) payments for tax gross-ups.
(2)	Amounts in this column represent the amounts contributed by the Company on behalf of the named individuals to our 401(k) Savings Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Code).

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		Perquisites
		Life Insurance Premiums ($)	Auto Allowance ($)	Executive Medical Plan ($)	Tax Gross-Up Payment ($)	Club Membership Reimbursement ($)	Miscellaneous ($)
David J. Barrett	2003	10,790	15,500	12,180	140	9,507	—
	2002	4,738	12,000	11,149	—	10,613	—
	2001	5,774	12,000	12,996	—	16,290	—

Harry T. Hawks	2003	7,497	10,800	12,180	—	6,110	3,000
	2002	3,306	10,800	11,149	—	30,387	3,000
	2001	2,904	10,800	12,996	—	13,056	3,000

Terry Mackin	2003	6,754	12,000	12,180	—	4,892	—
	2002	2,824	12,000	11,149	—	6,484	—
	2001	2,166	12,000	12,996	—	12,573	—

Philip M. Stolz	2003	9,128	10,800	12,180	—	—	—
	2002	4,127	10,800	11,149	—	—	—
	2001	3,599	10,800	12,996	—	—	—

Pension Plans

The table below sets forth information with respect to the Hearst-Argyle Television, Inc. Retirement Plan, our tax-qualified pension plan (the “Tax-Qualified Plan”) and the Hearst-Argyle Television, Inc. Supplemental Retirement Plan, our non-qualified supplemental retirement plan (the “Supplemental Plan,” and together with the Tax-Qualified Plan, the “Pension Plans”). The Pension Plans cover all of the named executive officers. Our Pension Plans are designed to provide a benefit of 11/2% for each year of credited service (which excludes the first year of employment) multiplied by the average annual salary (as defined in the Pension Plans) for the participant’s five highest consecutive full calendar years, and has a 40 year maximum. For the Tax-Qualified Plan, the highest amount of compensation that may be considered under federal law with respect to determining pension benefits is $200,000 as of December 31, 2003, as adjusted for the cost of living each year (except that any increase that is not a multiple of $5,000 is rounded to the next lowest multiple of $5,000). On January 1, 1999 we adopted the Supplemental Plan which provides the benefits that would have been payable to the executive officers under the Tax-Qualified Plan, except for the application of certain legal limits.

	Years of Credited Service With the Company
Average Annual Salary For Five Highest Consecutive Full Calendar Years	15	20	25	30	35	40
100,000	$ 22,500	$ 30,000	$ 37,500	$ 45,000	$ 52,500	$ 60,000
150,000	33,750	45,000	56,250	67,500	78,750	90,000
200,000	45,000	60,000	75,000	90,000	105,000	120,000
250,000	56,250	75,000	93,750	112,500	131,250	150,000
300,000	67,500	90,000	112,500	135,000	157,500	180,000
400,000	90,000	120,000	150,000	180,000	210,000	240,000
500,000	112,500	150,000	187,500	225,000	262,500	300,000
600,000	135,000	180,000	225,000	270,000	315,000	360,000
700,000	157,500	210,000	262,500	315,000	367,500	420,000
800,000	180,000	240,000	300,000	360,000	420,000	480,000
900,000	202,500	270,000	337,500	405,000	472,500	540,000
1,000,000	225,000	300,000	375,000	450,000	525,000	600,000

Mr. Hawks became a participant in the Tax-Qualified Plan effective as of January 1, 1998 and in the Supplemental Plan effective as of January 1, 1999 and has six years of credited service thereunder. Messrs. Barrett and Stolz became participants in the Tax-Qualified Plan effective August 29, 1997 and in the Supplemental Plan effective January 1, 1999 and have 18 years and five months, and fifteen years and two months, respectively, of

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credited service thereunder. Mr. Mackin became a participant in the Tax-Qualified Plan effective May 1, 2000 and has three years and eight months of credited service thereunder. The Pension Plans cover salary and bonus of the executive officers, as indicated in the Summary Compensation Table. The benefits under the plan are computed on the basis of straight-life annuity amounts. The benefits described above are not subject to any deduction for Social Security or other offset amounts.

Option Grants In Last Fiscal Year

The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2003, pursuant to the Amended and Restated 1997 Stock Option Plan.

	Individual Grants		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	5% ($)	10% ($)
David J. Barrett	117,000	10.4%	25.28	12/3/13	$1,860,119	$4,713,908
Harry T. Hawks	50,000	4.4%	25.28	12/3/13	$ 794,923	$2,014,490
Terry Mackin	40,000	3.6%	25.28	12/3/13	$ 635,938	$1,611,592
Philip M. Stolz	40,000	3.6%	25.28	12/3/13	$ 635,938	$1,611,592

(1)	All options granted in 2003 to the named executive officers were granted pursuant to the Amended and Restated 1997 Stock Option Plan. The options granted vest on the third anniversary date of the grant date. In addition, options granted under the Amended and Restated 1997 Stock Option Plan are subject to earlier vesting in the event of a Change of Control or similar transaction as provided in the Amended and Restated 1997 Stock Option Plan. If a participant’s employment is terminated by the Company for “cause” (as defined in the Amended and Restated 1997 Stock Option Plan) or was voluntary by a participant (other than voluntary termination in connection with retirement upon or after reaching age 65), any such participant’s options automatically will be forfeited and unexercisable. If the participant was terminated because of death, disability or retirement upon or after reaching age 65, a stock option that is exercisable on the date of termination may be exercised at any time prior to three years from the date of such termination, or one year if the participant is terminated by the Company “without cause.” If a participant retires prior to the vesting date, but after age 65, the vesting of a pro rata portion of the unexercisable options will be accelerated to the retirement date and may be exercised at any time prior to the three year period. If a participant is terminated with the approval of our Board of Directors, the Board, in its discretion, may accelerate or otherwise modify the vesting conditions applicable to any then unexercisable options, extend the exercise period following termination of employment (but in no event beyond the original exercise term of the grant) or modify the vesting terms and extend the exercise term of the grant. The maximum term of the options is 10 years.
(2)	Calculated based on the fair market value of our Series A Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth in the table will be achieved.

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Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning the value as of December 31, 2003 of unexercised options held by each of the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 2003.

Name	Number of Securities Underlying Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($)(1) Exercisable/Unexercisable
David J. Barrett	560,166/406,834	$3,374,370/$1,485,795
Harry T. Hawks	203,334/156,666	$ 1,168,034/$564,666
Terry Mackin	170,000/170,000	$ 1,154,575/$564,475
Philip M. Stolz	191,668/148,332	$ 1,066,606/$507,432

(1)	Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. The fair market value is based on the reported closing price of $27.56 per share of the Series A Common Stock on the New York Stock Exchange on December 31, 2003, the last trading day of the fiscal year.

Employment Agreements

As of June 1, 2001, the Company entered into an employment agreement with Mr. Barrett for a term commencing on June 1, 2001 and ending on May 31, 2003. The Company has also entered into a renewal employment agreement with Mr. Barrett for a term commencing as of June 1, 2003 and ending on December 31, 2005. Mr. Barrett’s annual base salary is $900,000 from June 1, 2003 through May 31, 2004, $960,000 from June 1, 2004 through May 31, 2005 and $960,000 through December 31, 2005. Mr. Barrett’s maximum bonus for calendar years 2003, 2004 and 2005 is $900,000, $960,000 and $960,000, respectively. As of December 23, 2003, the Company entered into an employment agreement with Mr. Mackin for a term commencing on January 1, 2004 and ending on December 31, 2005. For calendar year 2004, Mr. Mackin’s annual base salary is $660,000 and his maximum bonus is $495,000. For calendar year 2005, Mr. Mackin’s annual base salary is $675,000 and his maximum bonus is $506,250. As of January 1, 2003, the Company entered into an employment agreement with Mr. Stolz for a term commencing on January 1, 2003 and ending on December 31, 2004. Mr. Stolz’s annual base salary for calendar year 2004 is $485,000, and his maximum bonus for calendar year 2004 is $363,750.

The employment agreements may be terminated by the Company upon the death of the executive officer or for “cause” and, with respect to Messrs. Barrett and Mackin, by either the Company or Messrs. Barrett or Mackin upon a “change of control” (in each case, as defined in the employment agreements).

401(k) Savings Plan

Effective as of August 29, 1997, we adopted the Hearst-Argyle Television, Inc. Employee Savings Plan (the “Savings Plan”), a retirement plan qualified under Section 401(k) of the Code. Subject to statutory limitations, an employee may contribute 2% to 40% of his or her annual compensation on a pre-tax or after-tax basis. We will match 50% of each participating employee’s contributions up to 6% of such employee’s base salary, on either a pre-tax or after tax basis. Contributions are allocated to each employee’s individual account, which is intended to be invested in separate investment funds according to the direction of the employee. Mr. Barrett and our three other most highly compensated executive officers participate in the Savings Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J.P. Morgan Chase & Co. Chase is the lead agent bank under the $500 million credit facility that we originally entered into on April 12, 1999. The credit facility matures on April 12, 2004, and borrowings under the facility bear interest at an applicable margin that varies based on our ratio of total debt to operating cash flow. We are currently required to pay an annual commitment fee based on any unused portion of the credit facility. Frank A. Bennack, Jr., one of our Directors, is also a Director of Chase.

Hearst. Upon consummation of the Hearst Transaction, we entered into a series of agreements with Hearst, which holds through a subsidiary 100% of the outstanding shares of our Series B Common Stock and 37.4% of our Series A Common Stock, constituting approximately 65.2% of our total outstanding common stock.

December 2001 Private Placement. In connection with the private placement of the $200 million principal amount of 7.5% Series A Convertible Preferred Securities due 2016 (the “7.5% Series A Preferred Securities”) and 7.5% Series B Convertible Preferred Securities due 2021 (the “7.5% Series B Preferred Securities,” and, together with the Series A Preferred Securities, the “7.5% Preferred Securities”), on December 20, 2001, we entered into a Securities Purchase Agreement with the Trust, Hearst Broadcasting and certain other purchasers named therein. The Securities Purchase Agreement provides, among other things, that (i) the Trust issue and sell to Hearst Broadcasting and the other purchasers an aggregate of 4,000,000 of its 7.5% Preferred Securities, in two series, consisting of its 7.5% Series A Preferred Securities, and of its 7.5% Series B Preferred Securities, and (ii) the proceeds of the sale of the 7.5% Preferred Securities be invested in our 7.5% Convertible Junior Subordinated Deferrable Interest Debentures, Series A, due 2016 and 7.5% Convertible Junior Subordinated Deferrable Interest Debentures, Series B, due 2021 (the “Subordinated Debentures”). In connection with the execution of the Securities Purchase Agreement, we, Hearst Broadcasting and certain other parties named therein, also entered into a Registration Rights Agreement, pursuant to which we granted Hearst Broadcasting and the other holders of the 7.5% Preferred Securities certain rights to require us to register the Series A Common Stock issued upon conversion of the 7.5% Preferred Securities and the Subordinated Debentures for resale with the SEC.

Management Services Agreement. We and Hearst are parties to a Management Services Agreement pursuant to which we provide certain management services (i.e., sales, news, programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (a Hearst-owned television station in Tampa, Florida), WBAL-AM and WIYY-FM (a Hearst-owned AM/FM radio stations in Baltimore, Maryland), and WPBF-TV (a Hearst-owned television station in West Palm Beach, Florida). In addition, we provide certain management services to Hearst in order to allow Hearst to fulfill its obligations under the Program Services and Time Brokerage Agreement between Hearst and the licensee of KCWE-TV (a Kansas City, Missouri, television station). Hearst has the right, but not the obligation, to add to such managed stations any additional broadcast stations that it may acquire (or for which it enters into a time brokerage agreement) during the term of the Management Services Agreement.

The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst’s radio stations (counted as a single property) and $50,000 for KCWE-TV, and (y) for all others (including WMOR-TV and WPBF-TV), $100,000 per station, or (ii) 33.33% of the positive broadcast cash flow from each such property. Hearst also reimburses us for our direct operating costs and expenses incurred with unrelated third parties and amounts paid on behalf of a managed station under the Services Agreement described below. Corporate overhead is not reimbursed except to the extent it had historically been treated as an operating expense by Hearst in calculating broadcast cash flow for a station. The term of the Management Services Agreement commenced at the consummation of the Hearst Transaction and will continue for each station, respectively, until the earlier of (i) Hearst’s divestiture of the station to a third party; (ii) if applicable, the exercise of the option granted to us to acquire certain of the stations pursuant to the Television Station Option Agreement described below; or, (iii) August 29, 2004; provided, however, that Hearst will have the right to terminate the Management Services Agreement as to a particular station covered by an option or right of first refusal under the Television Station Option Agreement at any time upon 90 days’ prior written notice if the option period or right of first refusal period, as applicable, has expired without having been exercised. The Management Services Agreement will also terminate if Hearst ceases to own a majority of our voting common stock or to have the right

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to elect a majority of our directors. Although there can be no assurance that we will be able to renew the Management Services Agreement on as favorable terms or at all, we are currently negotiating the renewal of the Management Services Agreement. In 2003, we recorded revenues of approximately $3.6 million pursuant to the Management Services Agreement with Hearst.

Television Station Option Agreement. We and Hearst are parties to a Television Station Option Agreement pursuant to which Hearst has granted to us an option to acquire WMOR-TV, and Hearst’s interests (which interests include an option to acquire the station) with respect to KCWE-TV (together with WMOR-TV, the “Option Properties”), as well as a right of first refusal during the option period with respect to WPBF-TV (if such station is proposed by Hearst to be sold to a third party). The option period for each Option Property began September 1, 2000 and will end August 31, 2004, and the purchase price will be the fair market value of such station based upon agreement between the parties or, if either party so elects, an independent third-party appraisal, subject to certain parameters. If Hearst elects to sell an Option Property or WPBF-TV prior to the commencement of, or during, the option period, we will have a right of first refusal to acquire such property. Hearst may elect to receive stock from us in payment for the exercise of the option or right of first refusal. The exercise of the option and the right of first refusal will be by action of our independent directors, and any option exercise may be withdrawn by us after receipt of the appraisal described above. Although there can be no assurance that we will be able to renew the Television Station Option Agreement on as favorable terms or at all, we are currently negotiating the renewal of that Agreement.

Radio Facilities Lease. We and Hearst are parties to a Studio Lease Agreement pursuant to which Hearst leases from us premises for WBAL-AM and WIYY-FM, Hearst’s Baltimore, Maryland, radio stations. The lease was entered into on August 29, 1997 and subsequently extended. The lease for each radio station will continue until the earlier of (i) Hearst’s divestiture of the radio station to a third party, in which case either party (i.e., the Company or the buyer of the station) will be entitled to terminate the lease with respect to that station upon certain prior written notice or (ii) August 31, 2004. Although there can be no assurance that we will be able to renew the Studio Lease Agreement on as favorable terms or at all, we are currently negotiating the renewal of that agreement. In 2003, Hearst paid us an aggregate amount of approximately $700,000 pursuant to the Studio Lease Agreement.

Services Agreement. We and Hearst are parties to a Services Agreement pursuant to which Hearst provides us with certain administrative services, including accounting, financial, tax, legal, insurance, data processing and employee benefits. The fees for such services are based on fixed and variable transaction amounts negotiated between Hearst and us. The current term of the Services Agreement will expire on December 31, 2004, but is thereafter renewable, pursuant to the provision of the Services Agreement that allows for one year renewals unless terminated on six months’ prior notice. Although we believe that such terms are reasonable, there can be no assurance that more favorable terms would not be available from unaffiliated third parties. In 2003, we incurred expenses of approximately $3.7 million pursuant to the Services Agreement with Hearst.

Retransmission Consent Agreement. We have entered into an agreement with Lifetime Entertainment Services (“Lifetime”), an entity owned 50% by an affiliate of Hearst and 50% by ABC, whereby Lifetime has provided services to us in respect of the negotiation of our retransmission consent agreements and we have assisted Lifetime in securing Lifetime Movie Network distribution and subscribers. In 2003, we recorded revenue of approximately $1.9 million in compensation from Lifetime.

Dividend on Common Stock. On December 3, 2003, we declared a cash dividend of $0.06 per share on our Series A and Series B Common Stock. We recorded Hearst’s share of the dividend of $3.6 million under Payable to The Hearst Corporation on the consolidated balance sheet as of December 31, 2003. The dividend was paid on January 15, 2004 to all shareholders of record as of January 5, 2004.

Small Business Television. We utilize Small Business Television’s (“SBTV”) services to provide television stations with additional revenue through the marketing and sale of commercial time to smaller businesses that do not traditionally use television advertising. In 2003, these sales generated revenues of approximately $1.2 million, of which approximately $500,000 was distributed to SBTV and approximately $700,000 was distributed to us. Mr. Dean Conomikes, the son of director John J. Conomikes, is the owner of SBTV.

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Certain Employees. Michael E. Pulitzer, Jr., the son of director Michael E. Pulitzer, is the Station Manager/Program Director at WXII-TV, our television station in Winston-Salem, North Carolina. He has been employed at this station since 1990 and his compensation in 2003 was approximately $164,866.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or Exchange Act, including previous filings that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the Performance Graph following it shall not be incorporated by reference into any such filings.

The Compensation Committee

The Compensation Committee is composed entirely of directors who are not our officers or employees. Under the Charter of the Compensation Committee (the “Charter”) adopted by the Board of Directors, the Compensation Committee reviews and approves executive compensation packages for the Chief Executive Officer, all of our other executive officers and the general managers of the television stations we own (collectively, “Management”). Additionally, the Charter provides that the Compensation Committee shall make recommendations to the Board of Directors with respect to the establishment, modification and administration of incentive and benefit programs.

Compensation Philosophy

The goal of our compensation arrangements is to attract, retain, motivate and reward personnel critical to our long-term success. As described below, the various components of our compensation arrangements for Management are tied to our performance, which in turn unites the interests of Management with the interests of our stockholders.

Components of Compensation

The components of executive compensation in 2003 were (i) a base salary, (ii) a bonus opportunity and (iii) stock option grants.

Base Salary. The salaries of certain of our executive officers were established in employment agreements. These employment agreements provided for base salary and target bonus levels.

In establishing the base salary levels, the Compensation Committee reviewed the salary levels for similar positions in broadcasting and media companies, and other companies comparable to us in terms of revenues and cash flow. No specific formula was established targeting compensation at any particular level, but rather the salary levels were determined by a subjective evaluation of the position and the individual’s performance and accomplishments. Additionally, the other components of compensation (bonus and previous stock option grants) were taken into account in setting the salary levels.

Bonus Opportunity. Bonus opportunities for our executive officers were established in their employment agreements. Bonuses were established based on the factors described for setting the salary levels. The 2003 bonuses (paid in 2003) for executive officers were determined based on (i) our financial performance in 2003 and (ii) a subjective evaluation of the individual’s performance and accomplishments for the calendar year 2003. Generally, awards of annual bonuses to our executive officers are granted pursuant to the 2003 Incentive Compensation Plan.

Stock Options. The stock option grants to our executive officers during 2003 were made pursuant to the Amended and Restated 1997 Stock Option Plan. The number of stock options granted to each executive officer in 2003 was determined based on the degree of responsibility of the executive officer’s position. The Compensation Committee recommended to our Board of Directors for review and approval, the number of options to be granted, within a range associated with the individual’s position and salary level. In granting stock options, our goals are

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to attract, retain and motivate the highest caliber executives and to link a portion of each executive’s total compensation to the interests of our stockholders. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Board of Directors approved the Compensation Committee recommendation that these stock options become exercisable on the third anniversary date of the grant date.

CEO Compensation

The compensation for Mr. Barrett, our President and Chief Executive Officer, was established in his employment agreement. The Compensation Committee established the levels of the various components of compensation under the agreement (base salary and annual bonus) and stock options in the manner described under “—Components of Compensation” above, which was the same manner used for establishing levels of compensation for all executive officers.

$1 Million Limit on Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. Our Amended and Restated 1997 Stock Option Plan establishes a limit on the maximum number of shares of our Common Stock for which options may be granted to any one individual in any calendar year. The Amended and Restated 1997 Stock Option Plan, as well as the 2004 Incentive Plan we are submitting for your approval in this Proxy Statement, are structured with the intent that compensation attributable to options granted thereunder is not subject to the Section 162(m) limitation on deductibility. Our existing 2003 Incentive Compensation Plan is also structured with the intent that compensation attributable to certain bonuses that may be awarded thereunder will not be subject to the Section 162(m) limitation on deductibility.

At the present time, compensation paid pursuant to our other compensation programs may not qualify for an exception from the Section 162(m) limitation; and in light of current compensation levels, it is possible that a limited amount of compensation could be nondeductible thereunder.

Caroline L. Williams, Chair Frank A. Bennack, Jr. Victor F. Ganzi Michael E. Pulitzer David Pulver

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors’ independence. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by its independent auditors is compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

David Pulver, Chair Ken J. Elkins Caroline L. Williams

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PERFORMANCE GRAPH

The following graph compares the annual cumulative total stockholder return on an investment of $100 in the Series A Common Stock on December 31, 1998, the last trading day of 1998, based on the market price of the Series A Common Stock and assuming reinvestment of dividends, with the cumulative total return of a similar investment in (i) companies on the Standard & Poor’s 500 Stock Index, (ii) a group of peer companies selected by us on a line-of-business basis and weighted for market capitalization and used in last year’s proxy statement and (iii) a new group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. We revised the peer group to add Lin Television Corporation, a pure-play television station owner comparable to our business, which went public in November 2002. In this transition year, the table and the graph below include both the old and new indices of peer companies.

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

	31-Dec-98	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03
Hearst-Argyle Television	$100	$ 81	$ 62	$65	$73	$ 84
S&P 500®	$100	$121	$110	$97	$76	$ 97
Old Custom Composite Index (4 Stocks)	$100	$ 85	$ 67	$66	$75	$100
New Custom Composite Index (5 Stocks)	$100	$ 85	$ 67	$66	$75	$ 97

The Old Custom Composite Index consists of Belo Corporation, Granite Broadcasting Corporation, Sinclair Broadcast Group, Inc. and Young Broadcasting Inc.

The New Custom Composite Index consists of Belo Corporation, Granite Broadcasting Corporation, Sinclair Broadcast Group, Inc., Young Broadcasting Inc. and Lin Television Corporation (Beginning 3Q02).

Copyright© 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

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PRINCIPAL STOCKHOLDERS

As of the Record Date, we had issued and outstanding and entitled to vote at the Annual Meeting, 51,722,255 shares of Series A Common Stock, 41,298,648 shares of Series B Common Stock, 5,781 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock.

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Series A Common Stock and the Series B Common Stock by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each of our executive officers named in the Summary Compensation Table; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes those shares issuable pursuant to options and conversion rights that are exercisable, within 60 days of March 31, 2004.

	Series A Common Stock Beneficial Ownership(2)		Series B Common Stock Beneficial Ownership(2)
Name and Address (1)	Number	Percent of Series (%)	Number		Percent of Series (%)
David J. Barrett(3)	570,547	1.1%	—		—
Harry T. Hawks(4)(5)	300,534	*	—		—
Terry Mackin(6)	173,714	*	—		—
Philip M. Stolz(7)	197,556	*	—		—
Bob Marbut(4)(8)	513,682	1.0%	—		—
Frank A. Bennack, Jr.	25,000	*	—		—
John G. Conomikes	20,000	*	—		—
Ken J. Elkins(9)	34,450	*	—		—
Victor F. Ganzi	50,000	*	—		—
George R. Hearst, Jr.	15,000	*	—		—
William Randolph Hearst III(10)	30,000	*	—		—
Gilbert C. Maurer	10,000	*	—		—
Michael E. Pulitzer(9)(11)	2,859,292	5.5%	—		—
David Pulver(4)(12)	101,656	*	—		—
Virginia H. Randt(10)	20,000	*	—		—
Caroline L. Williams(12)	48,946	*	—		—
All Company directors and executive officers as a group (16 persons) (13)	4,981,374	9.4%	—		—
Hearst Broadcasting, Inc.(14)(15)	20,916,299	39.2%	41,298,648	(16)	100%
Emily Rauh Pulitzer(11)	3,838,761	7.4%	—		—
Barclays Global Investors, NA(17)	3,112,876	6.0%	—		—

*	Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.
(1)	Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.
(2)	Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock, Series A Preferred Stock, Series B Preferred Stock or the 7.5% Preferred Securities into Series A Common Stock.
(3)	Includes 560,166 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(4)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.

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(5)	Includes 203,334 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(6)	Includes 170,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(7)	Includes 191,668 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(8)	Includes 125,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options and 8,621 shares of Series A Common Stock held by the Argyle Foundation, a charitable foundation established by Mr. Marbut.
(9)	Includes 16,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(10)	Includes 20,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(11)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated May 25, 1998.
(12)	Includes 35,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(13)	Includes 1,392,168 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(14)	Includes 1,587,670 shares of Series A Common Stock issuable pursuant to the conversion rights of the 7.5% Preferred Securities whereby Hearst Broadcasting may convert the 7.5% Preferred Securities held by Hearst Broadcasting for our Subordinated Debentures, and subsequently convert such Subordinated Debentures into shares of our Series A Common Stock.
(15)	The Hearst Family Trust is the sole common stockholder of Hearst, which is the sole stockholder of Hearst Holdings, which is the sole stockholder of Hearst Broadcasting. The address of The Hearst Family Trust is 888 Seventh Avenue, New York, New York 10106. The address of Hearst, Hearst Holdings and Hearst Broadcasting is 959 Eighth Avenue, New York, New York 10019.
(16)	Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting. The shares of Series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.
(17)	Based on the Schedule 13G filed by Barclays Global Investors, NA on February 17, 2004 reporting beneficial ownership of our Series A Common Stock as of December 31, 2003. The Schedule 13G states that, in addition to Barclays Global Investors, NA, some of the shares reported in its Schedule 13G are beneficially owned by certain other non-reporting entities. The address of Barclays Global Investors, NA, is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The SEC requires that each registrant’s executive officers and directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to the Exchange Act, make certain filings on a timely basis under Section 16(a) of the Exchange Act. Based solely on a review of copies of such reports of ownership furnished to us, we believe that during the past fiscal year all of our officers, directors and greater than 10% beneficial holders complied with all applicable filing requirements.

ANNUAL REPORT ON FORM 10-K

Upon written request of any beneficial stockholder or stockholder of record, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (including the exhibits, financial statements and the schedules thereto) required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act will be provided, without charge, from the Investor Relations Department, Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.

STOCKHOLDER PROPOSAL DEADLINE

Stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders, for inclusion in our Proxy Statement and form of Proxy relating to that meeting, must be received by us at our offices in New York, New York, addressed to our Secretary, not later than December 14, 2004. Such proposals must comply with our Bylaws and the requirements of Regulation 14A of the Exchange Act. We may solicit proxies to use discretionary authority to vote on any stockholder proposal received after February 26, 2005.

OTHER MATTERS

At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors,

/s/ David J. Barrett
David J. Barrett, President and Chief Executive Officer

Dated: April 12, 2004

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Appendix I

HEARST-ARGYLE TELEVISION, INC. 2004 LONG TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Hearst-Argyle Television, Inc., a Delaware corporation, wishes to attract key employees and Non-Employee Directors to the Company and its Subsidiaries and induce key employees and Non-Employee Directors to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries (capitalized terms used in these recitals are, as required by the context, defined below); and

WHEREAS, the Hearst-Argyle Television, Inc. 2004 Long Term Incentive Compensation Plan is designed to provide equity-based incentives to key employees and Non-Employee Directors of the Company and its Subsidiaries. Awards under the Plan may be made to selected key employees and Non-Employee Directors of the Company and its Subsidiaries in the form of Incentive Stock Options, Non-Qualified Options and Shares of Restricted Stock.

1. Plan Name and Purpose; Effective Date. The plan set forth herein shall be known as the “Hearst-Argyle Television, Inc. 2004 Long Term Incentive Compensation Plan” (hereinafter referred to as the “Plan”). The purpose of the Plan is to provide equity based incentives for key employees and Non-Employee Directors of the Company and its Subsidiaries in order to aid the Company in retaining such key employees and Non-Employee Directors, upon whose efforts the Company’s success and future growth depends, and attracting other such employees and Non-Employee Directors. The effective date of the Plan is April 1, 2004; provided, that, the Plan shall not be effective unless and until it is approved by the shareholders of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

2. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan, the Board shall have plenary authority to determine the persons to whom Options are to be granted, the number of Shares to be subject to each such Option, to determine the terms and provisions of any Award Agreements made pursuant to the Plan, to modify such Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan. For purposes of administration, the Board, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, conclusive and binding on all persons, including the Participants and their legal representatives and beneficiaries.

The Board, in its discretion, may at any time delegate any or all of its authority, powers and discretion under the Plan to the Compensation Committee of the Board or any sub-committee thereof, or another committee of its choosing, and the Board in its discretion may retain or revest any or all such authority, powers and discretion in itself at any time. If the Board so chooses, it may seek the recommendation of the Committee regarding the granting of any Award; however, unless the Board elects otherwise, or as may otherwise be provided under the charter of a Company Committee, the final determination regarding the amount and terms and conditions of any Award shall rest with the Board. If appointed, at least two members of the Committee shall be Non-Employee Directors and at least two members shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. The Board shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members of the Committee shall be as effective as if it had been made by a majority vote at a Committee meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his or her service on the Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.

The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under applicable law. The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law.

Without limiting the generality of the Board’s discretion hereunder, the Board may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) apply the following performance-based criteria applicable to Awards otherwise permitted to be granted hereunder to take into account the provisions of Section 162(m) of the Code: (i) a percentage, or based upon the extent of achievement of specified levels, of (x) the Company’s consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation and amortization, (y) the pre-tax or after tax earnings, or the earnings before interest, taxes, depreciation and amortization, of any particular subsidiary, division or other business unit of the Company or (z) changes (or the absence of changes) in the per share or aggregate market price of the Common Stock, or (ii) the extent of achievement of specified levels of revenues, earnings, costs, broadcast cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment with regard to the Company, particular subsidiaries, divisions or other business units of the Company or particular employees or groups of employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

3. Shares Available Under the Plan. Subject to the paragraphs below, and subject to adjustments as provided in Section 11, the total number of Shares subject to Options granted under the Plan, and Shares of Restricted Stock in the aggregate, may not exceed 3,600,000; provided, however, that the total number of Shares of Restricted Stock granted under the Plan may not exceed 500,000. Shares distributed under the Plan may be treasury shares or authorized but unissued Shares or previously issued shares under the Plan. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

Subject to adjustments pursuant to Section 11: (i) the maximum number of shares of stock with respect to which any Options may be granted in any one year to any Participant shall not exceed 500,000, and (ii) the maximum number of Shares of Restricted Stock that may be granted in any one year to any Participant shall not exceed 165,000.

Without limiting the generality of the foregoing provisions of this Section 3 or the generality of the provisions of any Section of the Plan, the Board may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of the Plan) as the Board may, in its sole discretion, determine, enter into agreements (or take other actions with respect to Awards) for new or revised Awards containing terms (including repriced exercise prices) more (or less) favorable than the outstanding Awards.

4. Eligibility. Awards under the Plan may be granted to key employees and Non-Employee Directors of the Company or any Subsidiary. In selecting persons to be granted Options, the Board may take into consideration

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any factors it may deem relevant, including its estimate of the person’s present and potential contributions to the success of the Company and its Subsidiaries.

5. Terms and Conditions of Options. The Board shall, in its discretion, prescribe the terms and conditions of the Options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a) Award Agreement. Each Option granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Board which shall contain such terms and conditions as the Board shall deem appropriate, which terms and conditions need not be the same in each case, consistent with the terms of the Plan.

(b) Option Price. The price at which each Share covered by an Option granted under the Plan may be purchased shall be determined by the Board and shall not be less than the Fair Market Value per Share at the time of grant, subject to the Incentive Stock Option provisions set forth in Section 6. The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.

(c) Option Period. The period for exercise of an Option shall not exceed 10 years from the date of grant, subject to the provisions of Sections 5(e), 5(g), and 6, and the provisions of any Award Agreement.

(d) Exercise of Option. In order to exercise all or any portion of an Option granted under the Plan, the Optionee, or his or her representative, devisees or heirs, as applicable, shall deliver to the Company written notice specifying the number of Shares to be purchased, together with a specified method of payment as described below. An Optionee shall have none of the rights of a stockholder until the Shares are issued to him or her. Unless otherwise provided in an Award Agreement, an Option may not be exercised for less than 100 Shares, or the number of Shares remaining subject to such Option, whichever is less. No Option may be exercised with respect to any fractional Share.

The aggregate Option Price shall be paid in full upon the exercise of all or any portion of an Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Board given as consideration under such a program, in each case if permitted by the Board in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Board in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv) if approved by the Board in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Board in its discretion.

The Board may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(e) Effect of Termination of Service. Except as may be set forth in any Award Agreement, the following provisions of this Section 5(e) shall govern the treatment of Options upon an Optionee’s Termination of Service for the Company and each of the Subsidiaries:

(i) An Option will automatically be forfeited and unexercisable upon the Optionee’s Termination of Service if such termination is for Cause.

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(ii) Subject to the provisions of the applicable Award Agreement, if an Optionee’s Termination of Service is voluntary by the Optionee (other than voluntary termination in connection with the Optionee’s retirement upon or after such Optionee reaches Retirement Age), the Optionee may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service, for up to 30 days after such Termination of Service. Notwithstanding the foregoing, if during such 30-day period the Optionee is prohibited from exercising such Options due to applicable rules or regulations of the Company, then the Options shall continue to be exercisable until the earlier of (A) 30 days after the beginning of the next period during which the Option may be exercised pursuant to such rules and regulations, or (B) the last day of the next such period.

(iii) Subject to the provisions of the applicable Award Agreement, if an Optionee incurs a Termination of Service due to (A) the death of the Optionee or (B) the Disability of the Optionee, the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to 36 months from the date of such termination.

(iv) Subject to the provisions of the applicable Award Agreement, if an Optionee incurs a Termination of Service because of the retirement of the Optionee on or after the Optionee reaches Retirement Age, then the Optionee may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to 36 months from the date of such termination, subject if applicable to the Incentive Stock Option provisions set forth in Section 6.

(v) Subject to the provisions of the applicable Award Agreement, if the Company terminates the Optionee’s employment or service for any reason other than for Cause, then the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to one year from the date of such termination, subject to the Incentive Stock Option provisions set forth in Section 6, if applicable. Notwithstanding the foregoing, if the Optionee’s employment or service is terminated because the Optionee has become an employee of another company that is affiliated with the Company, through common ownership, common management or otherwise, then the Options granted to such Optionee under the Plan shall not be deemed to be terminated, but rather shall continue in full force and effect as if the Optionee had not incurred a Termination of Service, unless otherwise determined by the Board.

(vi) Notwithstanding any provision of the Plan to the contrary, and without limiting any other right or power of the Board, the Board may, in its discretion, accelerate or otherwise modify the vesting conditions applicable to any Options which are not exercisable on the date of the Optionee’s Termination of Service, and extend the period following such Termination of Service during which any outstanding Options may be exercised (but in no event beyond the original exercise term of the grant), or otherwise modify the vesting terms and extend the exercise term of the grant.

(vii) Nothing in the Plan or in any Option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary, to continue to serve as a member of the Board, or to interfere in any way with the right of the Company to terminate his or her employment or service at any time.

(f) Transferability of Options. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by the Optionee or his or her personal representative in the event of the Optionee’s Disability. In the event of Optionee’s death, Options that remain exercisable under the terms of the Plan and the applicable Award Agreements may be exercised by the Optionee’s representative, devisees or heirs, as applicable. Options shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an Optionee to transfer exercise rights to any outstanding non-qualified stock options, provided such transfers are made to Permitted Transferees, and are made without consideration, for bona fide estate planning purposes. The Board shall establish whatever administrative criteria it deems appropriate in reviewing and approving such transfer requests.

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(g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. The Board may provide, in an Award Agreement relating to any Option granted hereunder, that in connection with any Change in Control of the Company, effective as of such date as the Board shall determine, the exercisability of such Option shall be accelerated and the Option may be immediately exercised to purchase all or any portion of the Shares subject to such Option, or all or a portion of such Option may be terminated, as determined by the Board.

(h) Legends. Certificates evidencing Shares issued pursuant to the exercise of Options under the Plan shall have conspicuously noted thereon such restrictions on transferability as the Board may require in order to ensure compliance with applicable federal and state securities laws and regulations, to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Board may otherwise deem appropriate.

(i) Options for Non-Employee Directors. Notwithstanding any provision herein to the contrary, to the extent that no such options are issued to a Non-Employee Director under the Hearst-Argyle Television, Inc. Amended and Restated 1997 Stock Option Plan, each Non-Employee Director of the Company shall be awarded Options to purchase 5,000 Shares each year that such person continues to serve as a Non-Employee Director of the Company, and an additional 2,500 Shares each year that such person serves as a chairperson of a committee of the Board. The initial grant to each Non-Employee Director shall be made as of the first date the Non-Employee Director serves as a director of the Company and each subsequent annual grant shall be made on each anniversary of the date of the initial grant for as long as such Non-Employee Director continues to serve as a director of the Company. All such Options granted to the Non-Employee Directors shall have an exercise price equal to the Fair Market Value of the Shares as of the date of grant (as determined by the Board), shall become fully exercisable two years from the date of grant and shall expire 10 years from the date of grant.

(j) Other Terms and Conditions. The Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

(k) Form of Distributions. The Board, in its discretion, may also permit a Participant to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Board, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

6. Provisions Applicable to Incentive Stock Options. The Board may, in its discretion, grant Options under the Plan to eligible employees which constitute Incentive Stock Options; provided, however, that the following provisions shall be applicable to such Incentive Stock Options:

(a) No Incentive Stock Option shall be exercisable more than 10 years from the date of grant thereof.

(b) To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans for the Company and its Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.

(c) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Subsidiaries, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the Stock subject to the option, and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

7. Provisions Applicable to Restricted Stock. Subject to the other terms of the Plan, the Board may, in its discretion, as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to key employees and Non-Employee Directors of the Company and its Subsidiaries; (ii) provide a specified

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purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions, including any forfeiture provisions, applicable to Restricted Stock; and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate, subject to the following:

(a) Legend. Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. The certificates for Shares of Restricted Stock issued hereunder may include any legend which the Board deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Board may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hearst-Argyle Television, Inc. 2004 Long Term Incentive Compensation Plan and an Award Agreement entered into between the registered owner and Hearst-Argyle Television, Inc. Copies of such Plan and Award Agreement are on file in the offices of Hearst-Argyle Television, Inc. Inc. at 888 Seventh Avenue, New York, New York 10106.

(b) Custody. The Board may require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 7(c).

(c) Restrictions; Forfeiture; Dividends. Unless otherwise provided in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture determined by the Board with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). The period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement.

(ii) Subject to the provisions of the applicable Award Agreement, except as provided in the foregoing subparagraph (i), below in this subparagraph (ii), or in Section 13, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall, unless otherwise provided by the Board, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Subject to the provisions of the applicable Award Agreement, and subject to subparagraph (iv) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable after such termination an amount equal to the lesser of (x) the amount paid (which may be zero) by the Grantee for such forfeited Restricted Stock as contemplated by the first paragraph of Section 7, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

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(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

8. Tax Withholding. The Company shall be entitled to withhold, or cause to be withheld, from any payments or deemed payments any amount of tax withholding determined by the Board to be required or appropriate. Without limiting the generality of the foregoing, the Board may, in its discretion, require a Participant to pay to the Company at such time as the Board determines the amount that the Board deems necessary to satisfy the Company’s or Subsidiary’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, or (iii) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

(a) Share Withholding. Upon exercise of an Option, the Optionee may, if approved by the Board in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Board permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Board may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Board in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Board permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(b) Withholding Required. Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, a Participant’s satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Incentive Stock Option, Non-Qualified Stock Option or Restricted Stock granted under the Plan shall be forfeited upon the failure of the Participant to satisfy such requirements.

9. Regulations and Approvals. The obligation of the Company to sell or deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(i) The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(ii) Each grant of Incentive Stock Options, Non-Qualified Stock Options or Shares of Restricted Stock granted hereunder (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Incentive Stock Options, Non-Qualified Stock Options or Shares

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of Restricted Stock, no payment shall be made, or Shares issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

(iii) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(iv) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

10. Interpretation and Amendments; Other Rules. The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Board may (i) determine the extent, if any, to which Options, or Shares (whether or not Shares of Restricted Stock), shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Board, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. No action which is otherwise permitted under or in connection with the Plan shall be prohibited hereunder merely because it constitutes a repricing of an Award, and, in furtherance of the foregoing, the Board is expressly authorized and empowered, without limitation, to effect repricings that are consistent with the terms of the Plan. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may amend or terminate the Plan and any Award as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

11. Changes In Capital Structure. Notwithstanding any other provision of the Plan to the contrary, if (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Awards, then:

(i) the maximum aggregate number of Shares which may be made subject to Options under the Plan, and the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan may be appropriately adjusted by the Board in its discretion; and

(ii) the Board may as it deems appropriate take any such action as in its judgment shall be necessary to maintain the Participant’s rights hereunder (including under the Award Agreements) so that they are substantially in their respective Options proportionate to the rights existing in such Options

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prior to such event, including, without limitation, adjustments in (A) the number of Options granted, (B) the number and kind of shares or other property to be distributed in respect of Options, (C) the Option Price, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Board, the foregoing subparagraph (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 11 had the event related to the Company.

Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 7, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 7(a).

If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 7(c) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 7(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 7(c), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 7(a).

If a Change in Control shall occur, then the Board may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Board determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

The judgment of the Board with respect to any matter referred to in this Section 11 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

12. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, may include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock.

“Award Agreement” means a written agreement in a form approved by the Board as provided in Section 5.

“Board” means the Board of Directors of the Company or to the extent the Board has appointed a Committee pursuant to Section 2 of the Plan, the term “Board” shall refer to such Committee with respect to the responsibility thereto.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, if the Company (or a Subsidiary) terminates the Participant’s employment or service because (A) the Participant is convicted of a crime that is a felony (other than a traffic or moving violation); (B) the Participant has willfully and materially breached, habitually neglected or failed to perform satisfactorily his or her duties as an employee or Non-Employee Director; or (C) the Participant commits any material act or fraud or dishonesty during the course of the Participant’s employment or service.

“Change in Control” shall mean (i) a merger or consolidation in which the Company is a constituent corporation following which securities of the surviving or resulting corporation possessing less than a majority of the combined voting power of such corporation’s outstanding voting securities (computed on either an actual or fully diluted basis) with respect to matters submitted to a vote of the stockholders generally shall then be owned in the aggregate by persons who prior thereto were stockholders of the Company; (ii) a sale or transfer by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity that is not a Subsidiary of the Company; (iii) any “person” (as such term is used in Sections 3(a)(9) or 13(d)(3) of the Exchange Act), other than Excluded Persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than

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50% of the combined voting power of the Company’s then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; (iv) any “person” other than Excluded Persons is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the then outstanding Common Stock; (v) at such time as any shares of Series B common stock, $0.01 par value, of the Company are no longer outstanding, within any two-year period, a majority of the Board is no longer composed of persons who were directors at the beginning of such two-year period, unless the continuing directors, together with the new directors who were approved by a majority of the prior directors, constitute a majority of the Board; (vi) the Company adopts a plan of dissolution or liquidation or liquidates or dissolves; or (vii) any transaction or series of transactions which produce or has a reasonable likelihood or a purpose of producing, directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act. The term “Excluded Persons” means each of (i) The Hearst Corporation or any other “Permitted Transferee” (as defined in Article Four of the Company’s Amended and Restated Certificate of Incorporation), and (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other Committee (including any subcommittee of the Compensation Committee) appointed by the Board, if any, pursuant to Section 2; provided, that, to the extent the Board reserves any authority, power or discretion of the Committee to itself, as provided under Section 2, unless the context otherwise requires, the term “Committee” shall refer to the Board.

“Common Stock” means the Company’s Series A Common Stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” means Hearst-Argyle Television, Inc., a Delaware corporation.

“Disability” means, unless otherwise provided in the Participant’s Award Agreement, the Participant’s becoming physically or mentally disabled (as determined in good faith by the Board) so that the Participant is unable to perform the Participant’s duties which the Participant is required to perform for a period of more than 120 consecutive days or more than 180 days in the aggregate during any calendar year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange or the NASDAQ National Market System (“NASDAQ”), the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Board, (ii) if Shares are not then listed on a national stock exchange or the NASDAQ but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Board, or (iii) if Shares are not then listed on a national stock exchange, NASDAQ or traded on an over-the-counter market, such value as may be determined by the Board in its discretion or as may be determined in accordance with such methodologies, procedures or other rules (which may provide, without limitation, that determinations of Fair Market Value shall be made by an independent third party) as may be established by the Board in its discretion; provided that, where the Shares are so listed or traded, the Board may make discretionary determinations, or implement such methodologies, procedures or other rules, where the Shares have not been traded for 10 trading days.

“Grantee” means a key employee or Non-Employee Director granted Restricted Stock.

“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a director of the Company who (i) is not currently an officer of the Company or a

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parent or Subsidiary of the Company, or otherwise currently employed by the Company or a parent or Subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Except for purposes of Section 2, “Non-Employee Director” shall also include any other non-employee director determined as such by the Board.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at an Option Price and for the term fixed by the Board in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Board.

“Optionee” means a key employee or Non-Employee Director to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share.

“Participant” means a Grantee or Optionee.

“Permitted Transferees” means a member of an Optionee’s immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Optionee and/or such immediate family members are the only partners. Immediate family members shall include an Optionee’s spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

“Plan” means the Company’s 2004 Long Term Incentive Compensation Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of Retirement Age.

“Retirement Age” means age 65.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Board, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Cessation of service as an officer, employee or director shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities for the Company or any of its Subsidiaries or affiliates.

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13. Miscellaneous.

(a) No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

(b) Right of First Refusal; Right of Repurchase. At the time of grant, the Board may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Board may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares for the Fair Market Value of the Shares at the time of repurchase, subject to such other terms and conditions as the board may specify at the time of grant.

(c) No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

(d) Transferability. Subject to the terms of the Plan set forth above, unless the Board determines otherwise in its discretion, no Award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution. All provisions of the Plan shall in any event continue to apply to any Incentive Stock Options, Non-Qualified Stock Options or Shares (whether or not Shares of Restricted Stock), granted under the Plan and transferred as permitted by this Section 13(d), and any transferee of any such Awards shall be bound by all provisions of the Plan as and to the same extent as the applicable original Participant.

(e) Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13(e).

(f) Exculpation and Indemnification. The Company shall indemnify and hold harmless the members of the Board and the members of the Board from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

(g) Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

(h) Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

(i) Governing Law. THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

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Appendix II

HEARST-ARGYLE TELEVISION, INC. AUDIT COMMITTEE CHARTER

The Committee’s Purposes.

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) of Hearst-Argyle Television, Inc. (“HTV”) in fulfilling its responsibilities to the shareholders relating to the corporate accounting and reporting practices of HTV and its subsidiaries, the quality and integrity of HTV’s consolidated financial statements, HTV’s compliance with legal and regulatory requirements, the performance, qualifications and independence of HTV’s external auditors and the performance of HTV’s internal audit function.

In doing so, it is the responsibility of the Committee to maintain free and open means of communication among the Board and external auditors, internal auditors and the management of HTV. The Committee will take appropriate actions to set the tone of integrity and high standards in HTV’s reporting and business practices. HTV’s external auditors are ultimately accountable to the Committee and the Board.

Membership and Independence.

The Committee shall be composed solely of outside directors who have no employment or professional relationship with HTV and are independent of HTV management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange and all other applicable laws, rules and regulations.

The Committee will have at least three members, who are appointed by the Board. The Board shall appoint one of the members of the Committee to serve as Chairperson.

The Committee’s Duties and Responsibilities.

Appointment of External Auditors.

The Committee shall be directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between HTV’s management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV. The Committee shall also be responsible for preapproving all audit and permitted non-audit services to be provided by HTV’s external auditors. The external auditors shall report directly to the Committee.

Review of the External Auditors.

The Committee shall evaluate, at least annually, HTV’s external auditors’ qualifications, performance and independence and present a report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the Committee shall obtain and review an annual report from HTV’s external auditors describing: such external auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of such external auditors, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between such external auditors and HTV. In making its evaluation, the Committee shall take into account the opinions of management and HTV’s internal auditors.

Risk Assessment and Accounting Controls.

The Committee shall discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

The Committee shall review with management, the external auditors and the internal auditors the adequacy and effectiveness of the system of internal accounting controls of HTV, any recommendations of the external and/or internal auditors with respect to any material weaknesses in the system of internal controls and any material matters or problems with respect to accounting, EDP records, procedures or operations of HTV which have not been resolved to such auditor’s satisfaction after having been brought to the attention of management.

The Annual Audit.

The Committee shall meet with management and the external auditors prior to commencement of the annual audit by the external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality. The Committee shall meet again with the external auditors subsequent to completion of that audit for the purpose of reviewing the results.

The Committee shall review with HTV’s external auditors any audit problems or difficulties and management’s response, including (i) any restrictions on the scope of the external auditors’ activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were “passed” (including similar adjustments that were passed because individually they were not material); and (ii) any “management” or “internal control” letters issued by HTV’s external auditors.

Hiring Policies.

The Committee shall set clear hiring policies for employees or former employees of the external auditors.

The Internal Audit Function.

The Committee shall review the function of the internal audit department, its budget, organization, activities and independence and review the coordination of such activities with the external auditors.

Earnings Releases.

The Committee shall discuss financial statements to be included with earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which HTV may provide earnings guidance.

Review of Financial Statements.

Prior to the filing of HTV’s Quarterly Report on Form 10-Q, the Committee shall review with management and the external auditors the Form 10-Q, including HTV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV’s consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies.

Prior to the filing of HTV’s Annual Report on Form 10-K, the Committee will review with management and the external auditors the Form 10-K, including HTV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters described in Statement on Auditing Standards No. 61, as may be modified or supplemented, of the AICPA, Communication with Audit Committees, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals,

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significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV’s consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies, and recommend to the Board whether the audited financial statements of HTV should be included in HTV’s Annual Report on Form 10-K.

The Committee shall obtain and review reports from the external auditors regarding: (i) all critical accounting policies and practices HTV uses or expects to use; (ii) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with HTV’s management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the external auditors; and (iii) other material written communications between the external auditors and HTV’s management.

The Committee shall discuss with the external auditors, the auditors’ judgments about the quality—not just the acceptability—of HTV’s accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of HTV’s financial disclosures, the degree of aggressiveness or conservatism of HTV’s accounting principles, and the underlying estimates and other significant decisions made by management in preparing the financial disclosures.

Proxy Report.

The Committee shall issue a report annually to the Board, a copy of which shall be included in HTV’s annual meeting proxy statement, stating whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received from the external auditors disclosures regarding the auditor’s independence required by Independence Standards Board 1 and discussed with the external auditors the auditors independence; and (iv) recommended to the Board that the audited financial statements to be included in HTV’s Annual Report on Form 10-K.

Meetings with Auditors and Management.

The Committee shall provide sufficient opportunity for the external auditors and the internal auditors, separately, to meet with members of the Committee without management present and for the Committee to meet separately with management. Among the items to be discussed at these meetings are the evaluation of HTV’s financial, accounting and internal auditing personnel, and the cooperation that the auditors received during the course of audit.

The Committee shall serve as management’s, the external auditors’ and the internal auditors’ access to the Board with respect to all matters within the scope of the Committee.

The Committee shall instruct management, the external auditors and the internal auditors that the Committee expects to be advised if there are areas that require the Committee’s special attention.

Reporting to the Board.

The Committee will report to the Board on a regular basis and submit the minutes of all Committee meetings to the Board.

Investigations.

The Committee shall investigate all matters brought to the Committee’s attention within the scope of its duties.

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Complaint Procedures.

The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by HTV regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of HTV of concerns regarding questionable accounting or auditing matters.

Authority to Engage Advisers

The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

Funding.

HTV shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to the external auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV, (ii) compensation to any advisers employed by the Committee in accordance with this charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Legal Compliance.

The Committee shall review the circumstances of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities. The Committee shall initiate an investigation of any special situation, if warranted.

The Committee shall review compliance with all applicable Securities and Exchange Commission and New York Stock Exchange rules and regulations.

Review of Litigation.

The Committee shall review the status of significant litigation with in-house general counsel and outside legal counsel, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

Review Audit of Employee Plans.

The Committee shall review with management and the external auditors the audit of employee benefit plans.

Review of Tax Matters.

The Committee shall review with management and HTV’s tax advisors the status of tax returns, including open years and potential disputes. The Committee shall review with the external auditors the adequacy of tax reserves included in HTV’s consolidated financial statements.

Review of the Committee Charter.

The Committee shall annually review and assess this Charter.

Performance Evaluations.

The Committee shall conduct an annual evaluation of the Committee’s own performance.

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Limitations on Scope of Committee’s Duties and Responsibilities.

The Committee members shall serve on the Committee subject to the understanding on their part and the part of HTV management, the external auditors and the internal auditors that:

•	the Committee members are not employees or officers of HTV and are not directly involved in HTV’s daily operations, and they will not serve as members of the Committee on a full-time basis;
•	the Committee members expect HTV’s management, the external auditors and the internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly; and
•	to the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of HTV’s Certificate of Incorporation which:

•	together with the bylaws, provides indemnification for their benefit; and
•	to the fullest extent provided by law, provides that no director shall be liable to HTV or its stockholders for monetary damages for breach of fiduciary duty as a director.

Adopted December 3, 2003

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Appendix III

PROXY

HEARST-ARGYLE TELEVISION, INC.

This Proxy is solicited on behalf of the Board of Directors of Hearst-Argyle Television, Inc.

The undersigned hereby appoints David J. Barrett, Victor F. Ganzi and Harry T. Hawks, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of Series A Common Stock, Series A Preferred Stock and Series B Preferred Stock of Hearst-Argyle Television, Inc., held of record by the undersigned on March 31, 2004, at the Annual Meeting of Stockholders to be held on May 5, 2004, or any adjournment thereof.

Item 1, Item 2 and Item 3 were proposed by Hearst-Argyle Television, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Items 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

HEARST-ARGYLE TELEVISION, INC.

A.	Proposals

The Board of Directors recommends a vote FOR the listed nominee and FOR proposals 2, 3 and 4.

1.	ELECTION OF DIRECTOR: Series A Class I (Term expires in 2006). Nominee: Caroline L. Williams

For	Withhold
|_|	|_|

2.	APPROVAL OF INCENTIVE COMPENSATION PLAN PROPOSAL.

For	Against	Abstain
|_|	|_|	|_|

3.	RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT EXTERNAL AUDITORS.

For	Against	Abstain
|_|	|_|	|_|

4.	At the discretion of such Proxies, on any other matter that properly may come before the meeting or any adjournment thereof.

For	Against	Abstain
|_|	|_|	|_|

B.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Date ____________________________, 2004

Signature _____________________________

THIS SPACE RESERVED FOR ADDRESSING (key lines do not print)

Signature if Held Jointly

Please sign as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE